Exhibit 99.1

Kroger Announces David Kennerley as Incoming Chief Financial Officer

Todd Foley to ensure seamless transition before retiring

CINCINNATI – February 12, 2025 – The Kroger Co. (NYSE: KR) today announced its succession plan for Chief Financial Officer.

David Kennerley, senior vice president and CFO for PepsiCo Europe, will succeed Todd Foley as senior vice president and chief financial officer, effective April 3. Kennerley will join Kroger on March 10 as senior vice president while Foley continues as interim CFO through the end of Kroger’s fiscal year 2024 reporting cycle. Foley will remain a senior vice president of the company and continue to serve on the senior leadership team to support the company during this transition period until the end of Kroger’s first quarter.

“Consistent with Kroger’s history of thoughtful succession planning, David and Todd will transition seamlessly to ensure Kroger continues to deliver on its go-to-market strategy, providing access to fresh, affordable food for families across America and, by doing so, creating long term shareholder value,” said Rodney McMullen, Kroger’s chairman and CEO.

Todd Foley to retire as interim chief financial officer

“On behalf of our board of directors and senior management team, we thank Todd for stepping into the interim CFO role last year and ensuring the business did not skip a beat,” said McMullen. “Todd’s contributions to our business and the finance department are wide and deep, and I especially appreciate his care for and commitment to his fellow associates. I wish Todd and his family all the best in the next chapter of their lives.”

Foley joined Kroger in 2001 as an audit manager in the Internal Audit Department. He became controller of the Cincinnati-Dayton Division in 2003 and then assistant corporate controller at the General Office in 2006. Foley was promoted to vice president and treasurer of Kroger in 2013, and was named vice president and corporate controller in 2017. In late 2021, he was promoted to group vice president and corporate controller. Foley stepped into the interim CFO role in 2024.

Foley serves on the board of the Connetic Venture Capital Access Fund and the Board of Advisors for Star Engineering, LLC.

David Kennerley appointed chief financial officer

“We look forward to welcoming David to the Kroger team,” said McMullen. “He brings to Kroger deep experience leading a broad-cross section of U.S. and international finance teams which helped PepsiCo create shareholder value for nearly 25 years.”

Kennerley joined PepsiCo in 2001 as a manager in the International Corporate Finance/Treasury Department, where he was responsible for all treasury activities in Western Europe. In 2005, he moved to the U.K. business as a business development director and subsequently held various roles across Planning and Commercial Finance. Kennerley became the company’s senior finance director for the newly created Global Beverages Group in 2011, and he moved into the North American Beverages business the following year. Kennerley held a number of roles across Commercial Finance before being appointed to SVP Finance for the company’s North American Bottling business. He was named CFO, Europe in March 2020.

“I’m thrilled to be joining Kroger at this exciting time for the business,” said Kennerley. “I am looking forward to getting started and building on the strong legacy built by Todd and the team. I want to thank PepsiCo for the incredible opportunities I’ve had over the last 24 years. These experiences have been instrumental in paving the way for my new role as the CFO of Kroger.”

Kennerley graduated from University College London and then joined Arthur Andersen where he qualified as a chartered accountant.

Kennerley and his family will relocate to Cincinnati.

Media assets are available here.

About Kroger

At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: To Feed the Human Spirit™. We are, across our family of companies nearly 420,000 associates who serve over 11 million customers daily through a seamless digital shopping experience and retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities. To learn more about us, visit our newsroom and investor relations site.

Contacts: Media: Erin Rolfes (513) 762-1080; Investors: Rob Quast (513) 762-4969

This press release contains certain statements that constitute "forward-looking statements" about the future management of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as "will," "continues," and “transition.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in "Risk Factors" in our annual report on Form 10-K for our last fiscal year and any subsequent filings.

Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.